    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1998

                                                   REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          BALDWIN PIANO & ORGAN COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              31-1091812
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              422 WARDS CORNER ROAD
                            LOVELAND, OHIO 45140-8390
                           ---------------------------
                         (Address of principal executive
                           offices including zip code)

              BALDWIN PIANO & ORGAN COMPANY 1998 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                                 RONALD W. KRUSE
                          BALDWIN PIANO & ORGAN COMPANY
                              422 WARDS CORNER ROAD
                            LOVELAND, OHIO 45140-8390
                                 (513) 576-4500
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy To:
                            RICHARD G. SCHMALZL, ESQ.
                            DOUGLAS D. ROBERTS, ESQ.
                             GRAYDON, HEAD & RITCHEY
                             1900 FIFTH THIRD CENTER
                                511 WALNUT STREET
                             CINCINNATI, OHIO 45202
                                 (513) 621-6464

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

TITLE OF SECURITIES        AMOUNT TO BE         PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
  TO BE REGISTERED          REGISTERED         OFFERING PRICE PER     AGGREGATE OFFERING        REGISTRATION
                                                      SHARE                  PRICE                   FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

Common Stock, $.01          200,000 shares         $10.8125(1)          $2,162,500(1)            $432.50(1)
  par value
------------------------ ---------------------- ---------------------- ---------------------- ----------------------


(1) Calculated in accordance with Rule 457(c) and (h) based upon the average of the high and low prices of Baldwin Piano & Organ Company common stock on The Nasdaq National Market as of October 15, 1998.

                  Baldwin Piano & Organ Company (the "Registrant") is filing this Registration Statement on Form S-8 in order to register shares of its common stock, $.01 par value, relating to the Registrant's 1998 Omnibus Stock Plan (the "Plan").

PART I            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

                  The information required in Part I of this Registration Statement is not being filed with the Commission in accordance with the instructions to Form S-8.

Item 1.           Plan Information.

                  The Registrant shall deliver to each participant in the Plan the information required by this Item 1.

Item 2.           Registrant Information and Employee Plan Annual Information.

                  The Registrant shall provide to each participant in the Plan a written statement advising them of the availability without charge to each such participant, upon written or oral request, of the documents incorporated by reference in the Section 10(a) Prospectus (not including Exhibits to the documents that are incorporated by reference into the Registration Statement). Requests for such information shall be made to the Registrant's Secretary, 422 Wards Corner Road, Loveland, Ohio 45140-8390, telephone (513) 576-4500.

PART II           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.           Incorporation of Documents by Reference.

                  The documents listed below are incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents; provided, however, than any information set forth in any proxy statement of the Registrant pursuant to Items 402(k) and/or (l) of Regulation S-K is specifically not incorporated by reference herein.

                  (a) The Registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either: (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which statements have been filed, or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year.


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



                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's documents referred to in the above paragraph.

                  (c) The description of the Registrant's common stock contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  The validity of the shares of common stock being registered hereby will be passed upon for the Registrant by Graydon, Head & Ritchey, Cincinnati, Ohio.

                  The consolidated financial statements of the Registrant as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 6.           Indemnification of Directors and Officers.

                  The Registrant, being incorporated under the General Corporation Law of the State of Delaware, is empowered by Section 145 of such law ("Statute"), subject to the procedures and limitations stated in the Statute, to indemnify any person ("Indemnitee") against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding to which an Indemnitee is made a party or threatened to be made a party by reason of the Indemnitee's being or having been a director, officer, employee, or agent of the Registrant or a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise at the request of the Registrant. The Statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Statute also provides that the Registrant may purchase insurance on behalf of any director, officer, employee, or agent.

                  Article Eighth of the Registrant's Certificate of Incorporation contains provisions permitted by Section 102 of the General Corporation Law of the State of Delaware which eliminate personal liability of members of its board of directors for violations of their fiduciary duty of care. Neither the Delaware General Corporation Law nor the Certificate of Incorporation, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the Statute, or obtaining an improper personal benefit.

                  Article VI of the Registrant's Bylaws provides that the Registrant is obligated to indemnify an Indemnitee in each and every situation where the Registrant is obligated to make such indemnification pursuant to the Statute. The Registrant must also indemnify an Indemnitee in each and every situation where, under the Statute, the Registrant is not obligated but is nevertheless permitted or empowered to make such indemnification. However, before making such indemnification with respect to any situation covered by the preceding sentence, (i) the Registrant shall promptly make or cause to be made, by any of the methods referred to in subsection (d) of the Statute, a determination as to whether the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful, and (ii) no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

                  In addition, the Registrant has entered into contracts ("Contracts") with its directors and officers that (i) confirm the present indemnity provided to them by the Registrant's Bylaws and give them assurances that this indemnity will continue to be provided despite future changes in the Bylaws, (ii) provide that if the Registrant does not continue to maintain its present directors and officers liability insurance either because the premium cost becomes disproportionate to the coverage or because there is insufficient benefit from such insurance on account of exclusions from benefits of its coverage, the Registrant will, in effect, become a self-insurer of the coverage, and (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines, and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Registrant, on account of the Indemnitee's service as a director or officer of the Registrant or any subsidiary or as a director or officer of any other company or enterprise when they are serving in such capacities at the request of the Registrant. However, the Contracts provide that no indemnity will be provided to any director on account of conduct which is adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct. In addition, the Contracts provide that no indemnification shall be provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director for an accounting of profits made from a purchase or sale of securities of the Registrant in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, or on account of any remuneration paid to a director which is adjudicated to have been paid in violation of law.

                  The form of the Contracts was approved by the stockholders on June 30, 1985, and the Registrant was specifically authorized to enter into such Contracts with any future director or officer.

                  The Registrant currently maintains an insurance policy that provides coverage pursuant to which the Registrant is to be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

Exhibit           Description of Exhibit
-------           ----------------------
 4.1              Baldwin Piano & Organ Company 1998 Omnibus Stock Plan*
 5.1              Opinion of Graydon, Head  Ritchey
23.1              Consent of Graydon, Head & Ritchey (included in opinion)
23.2              Consent of KPMG Peat Marwick LLP

------------------

       *          Incorporated by reference.  See Exhibit Index.


Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each


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

filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 19th day of October, 1998.

                                     BALDWIN PIANO & ORGAN COMPANY


                                     By: /s/ Karen L. Hendricks
                                     -------------------------------------------
                                     Karen L. Hendricks, Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


October 19, 1998                  /s/ Karen L. Hendricks
                                  ----------------------------------------------
                                  Karen L. Hendricks, Chairman of the Board and
                                  Chief Executive Officer


October 19, 1998                  /s/ George E. Castrucci
                                  ----------------------------------------------
                                  George E. Castrucci, Director


October 19, 1998                  /s/ William B. Connell
                                  ----------------------------------------------
                                  William B. Connell, Director


October 19, 1998                  /s/ John H. Gutfreund
                                  ----------------------------------------------
                                  John H. Gutfreund, Director


October 19, 1998                  /s/ Joseph H. Head, Jr.
                                  ----------------------------------------------
                                  Joseph H. Head, Jr., Director

                                  /s/ Roger L. Howe
October 20, 1998                  ----------------------------------------------
                                  Roger L. Howe, Director


October 19, 1998                  /s/ Perry H. Schwartz
                                  ----------------------------------------------
                                  Perry H. Schwartz, Executive Vice President
                                  and Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit           Description of Exhibit
-------           ----------------------

 4.1              Baldwin Piano & Organ Company 1998 Omnibus Stock Plan*

 5.1              Opinion of Graydon, Head  Ritchey

23.1              Consent of Graydon, Head & Ritchey (included in opinion)

23.2              Consent of KPMG Peat Marwick LLP

------------------

     * Incorporated by reference from the Registrant's Proxy Statement dated April 24, 1998 relating to the Registrant's 1998 Annual Meeting of Shareholders.



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